Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Patriot National, Inc.

Fort Lauderdale, Florida

We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A and in Registration Statement No. 333-201529 on Form S-8 of Patriot National, Inc. of our report dated September 24, 2015 with respect to the financial statements of Global HR Research, LLC, as of the year ended December 31, 2014, included in this Form 8-K/A.

/s/ Goldstein Schechter Koch, P .A.

Goldstein Schechter Koch, P .A.

Coral Gables, FL

September 30, 2015